Exhibit 99.1

ASSURANCEAMERICA CORPORATION ANNOUNCES FIRST QUARTER '05 RECORD PREMIUM, REVENUE AND PROFIT

ATLANTA --- May 2, 2005

Atlanta based ASSURANCEAMERICA CORPORATION (OCT BB: ASAM.OB), today announced its unaudited results for the calendar first quarter of 2005 which is also the first quarter of its fiscal year. Total premiums produced in its wholesale entities, made up of its Managing General Agency and Insurance Carrier, and its retail entity made up of its 32 insurance agencies, was $27,740,142 for the first quarter of 2005, a 24% increase of the first quarter of 2004. Revenue was $7,806,500 for the first quarter of 2005, a 29% increase over the same period in 2004. Pre-tax profit was $744,710, up 348% over the $214,337 generated in the first quarter of 2004.

In announcing first quarter results, Lawrence (Bud) Stumbaugh, President and CEO of AssuranceAmerica Corporation said, "We believed in the very early days of our company that geographical diversification into new states, better pricing of our products, and higher volume processed at lower costs through improved automation would enhance our results. Through the combined efforts of our company's associates at every level and through our partners who sell our products and those who give us the privilege of selling theirs, our early beliefs have turned into measurable reality."

AssuranceAmerica focuses on the specialty automobile insurance marketplace, primarily in Florida, Georgia and South Carolina. Its principal operating subsidiaries are TrustWay Insurance, which sells personal automobile insurance policies through its 32 retail agencies, AssuranceAmerica Managing General Agency, and AssuranceAmerica Insurance Company. This press release includes statements that may constitute "forward-looking" statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.

Contact:
AssuranceAmerica Corporation
Atlanta, Georgia
Lawrence (Bud) Stumbaugh
770-952-0200 Ext. 117
770-984-0173 - Fax
Stumb@aol.com